November 16, 2006

FROM:

C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Angie Freeman, director of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE INCREASES ITS QUARTERLY CASH DIVIDEND

MINNEAPOLIS, November 16, 2006 -- C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that its Board of Directors today declared an increase to its regular quarterly cash dividend from 13 cents ($0.13) per share to 18 cents ($0.18) per share, payable on January 2, 2007, to shareholders of record on December 8, 2006.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of November 16, 2006, there were approximately 169,150,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 20,500 customers through a network of 210 offices in North America, South America, Europe, and Asia. C.H. Robinson is one of the largest non-asset based logistics companies in the world, with 2005 annual gross revenues of $5.7 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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